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                                                         Exhibit 99.B-2(A)(i)(A)
                                                                          PAGE 1

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ING GLOBAL DIVIDEND AND INCOME FUND", CHANGING ITS NAME FROM "ING GLOBAL DIVIDEND AND INCOME FUND" TO "ING GLOBAL MANAGED DURATION INCOME AND DIVIDEND FUND", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL, A.D. 2004, AT 2:14 O'CLOCK P.M.


[SEAL]                                 /s/Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3784883 8100                            AUTHENTICATION: 3074887

040301418                                          DATE: 04-27-04

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      STATE OF DELAWARE
     SECRETARY OF STATE
   DIVISION OF CORPORATIONS
DELIVERED 02:46 PM 04/26/2004
  FILED 02:14 PM 04/26/2004
SRV 040301418 - 3784883 FILE

                            CERTIFICATE OF AMENDMENT
                                       to
                              CERTIFICATE OF TRUST

                                       of

                       ING GLOBAL DIVIDEND AND INCOME FUND
                           a Delaware Statutory Trust

     This Certificate of Amendment to Certificate of Trust of ING GLOBAL DIVIDEND AND INCOME FUND (the "Fund") is being duly executed and filed in order to change the name of the Fund.

     NAME. The current name of the statutory trust is:

                       ING GLOBAL DIVIDEND AND INCOME FUND

     AMENDMENT. Effective as of the filing of this Certificate, the name of the trust is changed to:

     ING GLOBAL MANAGED DURATION INCOME AND DIVIDEND FUND

     IN WITNESS WHEREOF, the undersigned does hereby make and enter into this Certificate of Amendment to Certificate of Trust as of this 23rd day of April, 2004.

                                             ING Global Dividend and Income Fund

                                             By: /s/Daniel A. Norman
                                                 -------------------------------
                                                 Daniel A. Norman
                                                 Trustee